UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) July 24, 2006.

XINHUA CHINA LTD. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	000-33195 (Commission File Number)	88-0437644 (IRS Employer Identification No.)

A-11 Chaowai Men Property Trade Center Office Building, No. 26 Chaoyangmen Wai St., Chaoyang District, Beijing, P.R. China (Address of principal executive offices)	100020 (Zip Code)

Registrant's telephone number, including area code 86-10-85656588

N/A (Former name or former address, if changed since last report)

ITEM 4.01.  CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On July 24, 2006, the Company dismissed Ernst & Young LLP, Chartered Accountants (“Ernst & Young”) as the principal independent accountants of the Company, who were appointed as the Company’s principal independent accountants on May 3, 2005.  The Board of Directors of the Company authorized the dismissal of Ernst & Young on July 24, 2006.

During the Company's fiscal year-ended June 30, 2005 and any subsequent interim period preceding the date of dismissal of Ernst & Young, there were no disagreements with Ernst & Young which were not resolved on any matters concerning accounting principles or practices, financial statement disclosure, or auditing scope and procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young would have caused Ernst & Young to make reference to the subject matter of the disagreements in connection with their reports.  Ernst & Young as the Company’s principal independent accountant, did not provide an adverse opinion or disclaimer of opinion to the Company’s financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles.  The audit opinions were modified to include a going concern qualification during the Company’s year-ended June 30, 2005.  The Company has requested Ernst & Young to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of that letter, dated July 27, 2006 is filed as Exhibit 16.1 to this form 8-K.

On July 24, 2006, the Board of Directors of the Company approved and authorized the engagement of Zhong Yi (Hong Kong) C.P.A. Company Limited, Certified Public Accountants, of the 9th Fl., Chinachem Hollywood Centre, 1-13 Hollywood Rd., Central, Hong Kong as the principal independent accountant for the Company.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
Exhibit 16.1	Letter on Change in Certifying Accountant

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 27, 2006

                                                                                                      XINHUA CHINA LTD.

                                                                                                      By:       /s/ Clement Wu
                                                                                                      Name:  Clement Wu
                                                                                                     Title:     CFO and a Director

EXHIBIT INDEX

Number	Exhibit	Sequential Page Number
16.1	Letter on Change in Certifying Accountant	5